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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of FEI Company
Hillsboro, Oregon

        We consent to the use in Registration Statement Nos. 333-110264, 333-44954, 333-92629, 333-92631, 333-57331, 333-32911, and 333-08863 of FEI Company on Form S-8 of our report dated March 12, 2004 (which report includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" and SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities"), appearing in the Annual Report on Form 10-K of FEI Company for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
Portland, Oregon,
March 12, 2004

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  EXHIBIT 23
INDEPENDENT AUDITORS' CONSENT